April 4, 2008

UBS Enso Fund

51 West 52nd Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to UBS Enso Fund (the "Fund") in connection with the preparation and filing by the Fund of a Registration Statement on Form N-2, Registration Nos. 333-1448685 and 811-22171 (the "Registration Statement"), relating to the offering of shares of beneficial interest of the Fund ("Shares").

We have examined copies of the Certificate of Trust, Agreement and Declaration of Trust and By-Laws of the Fund, the Registration Statement and the prospectus contained therein, and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that:

1.         The Fund has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.         The Shares of the Fund have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable beneficial interests in the Fund.

In rendering this opinion, we have relied as to all matters of Delaware law on an opinion of Richards, Layton & Finger, PA, dated April 4, 2008.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the statement of additional information included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP